UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): JULY 29, 2013

AFFINITY MEDIAWORKS CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-150548	75-3265854
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

48 Wall Street, New York, NY 10005
(Address of principal executive offices)

+1(800) 657-0924
(Registrant’s Telephone Number, Including Area Code)

5460 Lake Road, Tully, NY 13159
(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director and Officer

On July 29, 2013, Mark T. Gleason resigned, effective immediately, from his position as sole member of the board of directors (the “Board”), President, Treasurer, Secretary and all other officer positions Mr. Gleason held with Affinity Mediaworks Corporation (the “Company”).  His resignation was not the result of any disagreements with the Company on any matters relating to the Company’s operations, policies or practices.  A copy of Mr. Gleason’s resignation letter is attached hereto as Exhibit 17.1 and incorporated herein in its entirety by reference.

Appointment of Directors and Officers

On July 29, 2013, pursuant to a written consent, the Board appointed Timo Strattner as Director, Chief Executive Officer and President of the Company to replace some of the vacancies left by Mr. Gleason’s resignation.  Mr. Strattner’s relevant business experience is below:

Timo Strattner, age 29, Director, Chief Executive Officer and President

Timo Strattner is a procurement and investment banking specialist who has worked as a fund manager in the financial markets and as an analyst and trader.  He is a co-founder of Affinity Medical. Mr. Strattner holds a Bachelor’s Degree in Business.

The Company believes that Mr. Stratton’s experience and comprehensive knowledge of investment banking and strategy implementation will be valuable for achieving strategic growth and business development.

On July 29, 2013, pursuant to a written consent, the Board appointed Charles Van Houten as Director and Chief Operating Officer of the Company to replace some of the vacancies left by Mr. Gleason’s resignation.  Mr. Van Houten’s relevant business experience is below:

Charles Van Houten, age 48, Director and Chief Operating Officer

Charles Van Houten has over 22 years of experience in senior management and in business and product development. He has worked as a Senior Proposal Manager in federal and military environments where he developed winning proposals from NAMSA/NATO, U.S. Army, German (Deutsche) Bundeswehr, FAA, NASA, U.S. Air Force, DynCorp International, among others. He has also worked for companies like NASA, Arthur Andersen and Ernest and Young in Business Process and Re-engineering Solution Services. He is a co-founder of Affinity Medical.

Family Relationships

Mr. Strattner and Mr. Van Houten do not have family relationships with any of the officers or directors of the Company.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
17.1	Resignation Letter of Mark T. Gleason dated as of July 29, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFINITY MEDIAWORKS CORPORATION

Dated: July 29, 2013	By:	/s/ Timo Strattner
Timo Strattner
Chief Executive Officer